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                                                                   EXHIBIT 10.12

                         RELEASE OF CONTINUING GUARANTY
                         ------------------------------

         Reference is made to that certain Continuing Guaranty (the "Continuing Guaranty") delivered in April 1998 and executed by Welsh, Carson, Anderson & Stowe VII, L.P. (the "Guarantor") in favor of the undersigned, in connection with the Loan and Security Agreement dated April 30, 1998 between the undersigned and the Borrowers (as defined in the Assignment to which this Release of Continuing Guaranty is attached).

         Except as otherwise provided for below, the undersigned acknowledges and agrees that the Continuing Guaranty is terminated and rendered of no further force and effect. Furthermore, the undersigned hereby releases and forever discharges Guarantor and Guarantor's successors, assigns, agents, shareholders, directors, officers, employees, agents, attorneys, parent corporations, subsidiary corporations, affiliated corporations, affiliates, participants and each of them, from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature and description, known and unknown, which the undersigned now has or at any time may hold, by reason of any matter, cause or thing occurred, done, omitted or suffered to be done prior to the date of this Agreement relating in any manner to the Continuing Guaranty. The undersigned waives the benefits of California Civil Code Section 1542 which provides: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

         The foregoing release does not extend to any of the Guarantor's (as Buyer) obligations under the Assignment. The foregoing release also does not extend to the undersigned's rights under the Continuing Guaranty (or any other Loan Documents) and the Guarantor's obligations, waivers and/or consents which apply in the event any claim is ever made upon the undersigned for repayment or recovery of any amount or amounts received by the undersigned in payment of or on account of any indebtedness, liabilities or obligations to the undersigned because of any claim that any such payment constituted a preferential transfer or fraudulent conveyance or for any other reason.



                                   Greyrock Capital, a Division of NationsCredit Commercial Corporation


                                   By   /s/ ILLEGIBLE
                                        --------------------------------
                                        Title     President
                                             ---------------------------

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